UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 31, 2006

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation

On January 31, 2006, MarkWest Hydrocarbon, Inc. (the “Company”), as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association and Bank of Oklahoma, N.A entered into the first amended and restated credit agreement (“Company Credit Facility”) which provides a maximum lending limit of $25.0 million for a one year term.

The Company Credit Facility bears interest at a variable interest rate, plus basis points.  The variable interest rate is typically based on the London Inter Bank Offering Rate (“LIBOR”); however, in certain borrowing circumstances the rate would be based on the higher of a) the Federal Funds Rate plus 0.5-1%, and b) a rate set by the Facility’s administrative agent, based on the U.S. prime rate.  The basis points correspond to the ratio of the Revolver Facility Usage (as defined in the Company Credit Facility) to the Borrowing Base (as defined in the Company Credit Facility), ranging from 0.75% to 1.75% for Base Rate loans, and 1.75% to 2.75% for Eurodollar Rate loans.  The Company pays a quarterly commitment fee on the unused portion of the credit facility at an annual rate of 50.0 basis points.

Under the provisions of the Company Credit Facility, the Company is subject to a number of restrictions on its business, including restrictions on its ability to grant liens on assets; make or own certain investments; enter into any swap contracts other than in the ordinary course of business; merge, consolidate or sell assets; incur indebtedness (other than subordinated indebtedness); make distributions on equity investments; declare or make, directly or indirectly, any restricted distributions.

The Company Credit Facility also contains covenants requiring the Company to maintain:

•                  a ratio of not more than 3.50 to 1.00 of total consolidated debt to consolidated EBITDA (as defined in the Company Credit Facility) for any fiscal quarter-end;

•                  a minimum net worth of a) $34.0 million plus, b)50% of consolidated net income (if positive) earned on or after October 1, 2005 plus, c) 100% of net proceeds of all equity issued by the Company subsequent to January 31, 2006; and

•                  a minimum available cash and marketable securities reserve of $13.0 million, which is to be reduced to zero in the event the Company restructures a keep-whole contract with one of its significant customers.

Text of Agreements.  The full text of the Company Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

ITEM 9.01. Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description of Exhibit

10.1

First amended and restated credit agreement dated as of January 31, 2006, among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association and Bank of Oklahoma, N.A, as lenders.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC
(Registrant)

Date: February 6, 2006	By:	/s/ JAMES G. IVEY
James G. Ivey Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1

First amended and restated credit agreement dated as of January 31, 2006, among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association and Bank of Oklahoma, N.A, as lenders.